SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential,  For Use of the Commission Only (as permitted by Rule 14a-6(e)
    (2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11 (c) or Rule 14a-12


                                 FIND/SVP, INC.
             -------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

     -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
(1) Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price of other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

---------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)      Amount previously paid:

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(2)      Form, Schedule or Registration Statement No.:

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(3)      Filing Party:

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(4)      Date Filed:

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


                                 FIND/SVP, INC.
                           625 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10011

                               -------------------

             NOTICE OF ANNUAL MEETING OF SHAREHOLDERS - JULY 9, 1999

                              --------------------

TO THE SHAREHOLDERS OF FIND/SVP, INC.:

         Notice is hereby given that the Annual Meeting of Shareholders of FIND/SVP, Inc. will be held at the Hotel Inter-Continental, 111 E. 48th Street, New York City, New York, on July 9, 1999, at 9:15 a.m., New York City time, for the following purposes:

1. To elect the Board of Directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2. To amend the Company's Certificate of Incorporation to effect a (1) one for two, (2) one for three, (3) one for four or (4) one for five reverse stock split ("Reverse Stock Split") of the issued and outstanding shares of common stock of the Company, par value $.0001 per share ("Common Stock"), each of such alternatives to be approved by the shareholders of the Company and one, if any, of such approved alternatives to be chosen by the Board of Directors of the Company.

3. To ratify the appointment of Deloitte & Touche LLP to serve as the Company's independent accountants for the year ending December 31, 1999; and

4. To transact such other business as may properly be presented for action at the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on May 20, 1999 as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

         Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO MARK, SIGN AND DATE THE ENCLOSED PROXY FORM AND RETURN IT IN THE ACCOMPANYING STAMPED ENVELOPE. The giving of such proxy will not affect your right to revoke such proxy before it is exercised or to vote in person should you later decide to attend the meeting.

         All shareholders are cordially invited to attend the meeting.

                                   By Order of the Board of Directors

                                   /s/ VICTOR L. CISARIO
                                   ---------------------------------
                                   Victor L. Cisario, Secretary


Dated: May 27, 1999

                 IT IS IMPORTANT THAT THE ENCLOSED PROXY FORM BE
                        COMPLETED AND RETURNED PROMPTLY.

                                 FIND/SVP, INC.
                           625 AVENUE OF THE AMERICAS
                              NEW YORK, N.Y. 10011

                               ------------------

                                 PROXY STATEMENT
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JULY 9, 1999
                     SOLICITATION AND REVOCATION OF PROXIES

                               -------------------

         This proxy statement is furnished in connection with the solicitation by the Board of Directors of FIND/SVP, Inc., a New York corporation (the "Company"), of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held at the Hotel Inter-Continental, 111 E. 48th St., New York City, New York, on July 9, 1999, at 9:15 a.m., New York City time, and any adjournment thereof.

         A form of proxy is enclosed for use at the meeting. The proxy may be revoked by a shareholder at any time before it is voted by execution of a proxy bearing a later date or by written notice to the Secretary before the meeting, and any shareholder present at the meeting may revoke his or her proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted FOR the election of the nominees for directors herein, FOR the proposed amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split at the discretion of the Board of Directors and FOR the ratification of the appointment of Deloitte & Touche LLP as independent accountants.

         The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by directors, officers or regular employees of the Company (who will receive no extra compensation for these services) in person or by telephone or telegraph. The Company also will request brokerage houses, custodians, nominees and fiduciaries to forward these proxy materials to the beneficial owners of the Company's Common Stock and will reimburse such holders for their reasonable expenses in connection therewith. The approximate date of mailing of this Proxy Statement and accompanying proxy is May 27, 1999. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are counted towards a quorum, but are not counted as votes cast in determining whether a matter has been approved.

         Only shareholders of record on the close of business on May 20, 1999 will be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on such record date, the Company had issued and outstanding 7,121,669 shares of Common Stock. Each share entitles the holder thereof to one vote. The election of directors requires a plurality of the votes cast by holders of shares represented in person or by proxy and entitled to vote at the meeting. Approval of the amendment to the Company's Certificate of Incorporation to effect the Reverse Stock Split at the discretion of the Board of Directors requires the affirmative vote of a majority of the votes cast by holders of shares represented in person or by proxy and entitled to vote at the meeting.

                      NOMINATION AND ELECTION OF DIRECTORS

         Six directors, all of whom are members of the present Board of Directors, are nominees for election to hold office until the next annual meeting and until their respective successors are elected and qualified. Unless authority to vote for the election of directors shall have been withheld, it is intended that proxies in the accompanying form will be voted at the meeting for the election of the six nominees named below. If any nominee, for any reason presently unknown to the Company, should refuse or be unable to serve, the shares represented by proxy will be voted for such person as shall be designated by the Board of Directors to replace any such nominee.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS LISTED BELOW.

         The following information is submitted concerning the nominees named for election as directors based upon information received by the Company from such persons:

                                                                                        DIRECTOR
          NOMINEE          AGE    OFFICE                                                 SINCE
         --------          ---    ------                                                 -----
Andrew P. Garvin           53     President, Chief Executive Officer and Director         1969

Brigitte de Gastines       55     Chairperson of the Board and Managing Director          1982

Howard S. Breslow          59     Director                                                1986

Frederick H. Fruitman      48     Director                                                1989

Jean-Louis Bodmer          57     Managing Director and Director                          1993

Eric Cachart               42     Managing Director and Director                          1998

         Mr. Garvin is a founder of the Company and has served as its Chief Executive Officer since 1972 and as its President since 1978. Mr. Garvin has been a director of the Company since its inception and treasurer until 1997. From 1979 to 1982, Mr. Garvin was a member of the Board of Directors of the Information Industry Association and served as Chairman of the 1979 National Information Conference and Exposition. Mr. Garvin is the author of THE ART OF BEING WELL INFORMED, an information resource handbook for executives. Mr. Garvin received a B.A. degree in political science from Yale University and an M.S. degree in journalism from the Columbia Graduate School of Journalism.


         Ms. de Gastines has been a director of the Company since 1982 and Chairperson of the Board since October 1998. She has served as the General Manager of SVP International since 1985 and SVP S.A. since 1976.

         Mr. Breslow has been a director of the Company since 1986. He has been a practicing attorney in New York for more than 25 years and a member of the law firm of Breslow & Walker LLP New York, New York for more than 20 years. Breslow & Walker LLP is currently the Company's counsel. Mr. Breslow currently serves as a director of Cryomedical Sciences, Inc., a publicly held company engaged in the research, development and sale of products for use in low temperature medicine, Vikonics

Inc., a publicly held company engaged in the design and sale of computer-based security systems, Lucille Farms, Inc., a publicly held company engaged in the manufacturing and marketing of cheese products, and Excel Technologies, Inc., a publicly held company engaged in the development and sale of laser products.

         Mr. Fruitman has been a director of the Company since 1989. Since 1990, Mr. Fruitman has been a Managing Director of Loeb Partners Corporation, an investment banking firm. Mr. Fruitman is a director of Micro Warehouse, Inc., a publicly held company which markets computer products.

         Mr. Bodmer has been a director of the Company since 1993. He has served as General Manager of SVP France since 1974. Other positions which he currently holds are Chief Executive Director of SVP, S.A., President and Chief Executive Officer of SVP Participation, President of SVP Belgium, and President of SVP United Kingdom.

         Mr. Cachart has been a director of the Company since 1998. He is the Associate General Manager of SVP, S.A. and has served as President of SVP Multi-info since 1995. He was named President of SVP Network in 1998. Prior to 1995 he was a journalist and news commentator for French television networks.

                        BOARD OF DIRECTORS AND COMMITTEES

         The Board of Directors held five meetings during the year ended December 31, 1998. Four of the directors standing for re-election attended all of the meetings during such year. Ms. de Gastines attended two of the five meetings, and Mr. Cachart attended the two meetings that took place while he was a director.

         The Company has a Stock Option Committee of the Board of Directors, currently consisting of Howard S. Breslow and Frederick H. Fruitman. The Stock Option Committee administers the Stock Option Plan including, among other things, determining the amount, exercise price and vesting schedule of stock options awarded under the Plan. The Stock Option Committee held five meetings in 1998.

         The Company has an Audit Committee of the Board of Directors, currently consisting of Jean-Louis Bodmer, Howard S. Breslow and Frederick H. Fruitman. The Audit Committee reviews the scope and results of the annual audit of the Company's consolidated financial statements conducted by the Company's independent accountants, the scope of other services provided by the independent accountants, proposed changes in the Company's policies and procedures with respect to its internal accounting, auditing and financial controls. The Audit Committee also examines and considers other matters relating to the financial affairs and accounting methods of the Company, including the selection and retention of the Company's independent accountants. The Audit Committee held no meetings in 1998.

         On January 25, 1999, the Company formed a Compensation Committee currently consisting of Jean-Louis Bodmer, Andrew P. Garvin, Howard S. Breslow and Frederick H. Fruitman. The purpose of the Compensation Committee is to review, structure and set the Company's Executive Compensation and to align management's interest with the success of the Company. During 1998, the Board of Directors performed the role of the Compensation Committee. The Company has no nominating or other committees performing similar functions.

         No family relationship exists between any director or executive officer and any other director or executive officer, except that Ms. De Gastines, the Chairperson of the Board, and Mr. Cachart, a director, are married.

         Directors were not compensated in cash for their services during 1998. On January 25, 1999, the Board of Directors approved the payment of $1,500 per meeting for the outside members of the Board. The Stock Option Plan of the Company was amended in June 1995 to provide for the automatic grant to outside directors of five-year non-incentive options to purchase 2,500 shares of Common Stock on the first business day of each new year beginning in 1996, the exercise price being the fair market value on the date of the grant.

         On April 22, 1999, the Board voted to grant each outside director additional five-year, non-incentive stock options to purchase 7,500 shares of Common Stock, the exercise price being the fair market value on April 22, 1999.

         Also on April 22, 1999, the Board voted to grant each outside director additional five-year, non-incentive stock options to purchase 7,500 shares of Common Stock on the first business day of each year, commencing with the first business day of 2000, the exercise price being the fair market value on the date of the grant.

                               EXECUTIVE OFFICERS

         The  following   information  is  submitted  concerning  the  executive
officers of the Company, based on information received from such persons:

                                                                                       OFFICER
     NAME                 AGE    POSITION                                               SINCE
     ----                 ---    --------                                               -----
Andrew P. Garvin          53     President, Chief Executive Officer and Director         1969

Victor L. Cisario         37     Vice President, Chief Financial Officer,                1998
                                 Corporate Secretary and Treasurer

Stephan B. Sigaud         42     Vice President - Client Services                        1998

Kenneth A. Ash            54     Vice President - International Strategic Research       1998

Peter M. Carley           36     Vice President - Human Resources                        1998

         Mr. Cisario has been the Company's Vice President and Chief Financial Officer, Corporate Secretary and Treasurer since October 1998. He was Vice President and Controller from January 1997 to October 1998, and was Controller from March 1995 to January 1997. From 1992 to 1995, Mr. Cisario functioned as Director of Finance and Administration for R.J. Rudden and Associates, an energy industry consulting firm. He was employed from 1987 to 1992 in the financial recruiting industry, including 1988 to 1992 with Robert Half, International, where he was Vice President of the New York Region. Prior thereto he was a senior Accountant with a major real estate company and a Certified Public Accountant with Peat Marwick Mitchell and Company. Mr. Cisario received a B.B.A. degree from Hofstra University and is a Certified Public Accountant in New York State.

         Mr. Sigaud has been the Company's Vice President of Client Services since October 1998, and was Vice President and Managing Director of the Company's Customer Satisfaction and Loyalty Group from May 1994 to October 1998. From 1989 to 1994 Mr. Sigaud was the owner and President of IDSI, Inc., a consulting firm specializing in Customer Satisfaction Measurement for companies in the industrial sector. From 1986 to 1989 he functioned as Executive Vice President for BMES, Inc., a business-to-business marketing research firm. He was employed from 1982 to 1986 in the Recruiting Department of Renault in France. Prior thereto he was in International Sales and Marketing and worked as Business Development Manager for an engineering firm in East Africa and as Trade Attache in the French Trade Office in Madagascar. Mr. Sigaud holds a B.S. in Math and Physics from Marseilles University and an MBA in Marketing from ESSEC, the leading business school in France.

         Mr. Ash joined FIND/SVP in March 1992 as Vice President & Managing Director of the Strategic Consulting & Research Group and became Vice President International Strategic Research on October 5, 1998. From 1985 to 1992, Mr. Ash directed his own consulting firm specializing in marketing and acquisition engagements. In 1991 and 1992, Mr. Ash served as President and CEO of CallTrack Systems, a start-up company offering a network-based, long distance call accounting system geared to small and medium-sized organizations. Mr. Ash served as Vice President of Marketing of Satellite Television Corporation, a COMSAT subsidiary and major communications start-up venture between 1983 and 1985. From 1973 to 1983, Mr. Ash held progressively senior account management positions at
J. Walter Thompson and Ogilvy & Mather advertising agencies. Mr. Ash served as a U.S. Navy Officer from 1969 to 1972, earned an MBA from the Wharton School of the University of Pennsylvania in 1969 and a BA from Princeton University in 1967.

         Mr. Carley has been the Company's Vice President of Human Resources since July 1998, and was Director of Human Resources from December 1997 to July 1998. He joined the Company as Manager of Human Resources in September of 1997. Prior to joining FIND/SVP, he was employed by The Washington Post Company from February 1996 until September of 1997, where he was most recently a Director, Human Resources for MLJ, a telecommunications engineering consulting company. Mr. Carley also worked in training and development, recruiting, employee relations, and other Human Resources roles at Cost Plus World Market, a California-based retail firm. He has a Bachelor of Arts degree from San Francisco State University.

                BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

         The following table sets forth, as of April 30, 1999, certain information with respect to the beneficial ownership of the Common Stock by (I) each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock, (II) each of the directors of the Company, (III) each Named Executive Officer (as defined below), and (IV) all executive officers and directors as a group.


NAME OF BENEFICIAL OWNER                 AMOUNT OF                    PERCENT
AND ADDRESS OF 5% HOLDERS            SHARES OWNED (1)                OF CLASS
-------------------------            ----------------                --------
Andrew P. Garvin (2)                       1,115,254                    14.9%
625 Avenue of the Americas
New York, N.Y. 10011

Amalia S.A.                                3,075,085                    40.8%
70, rue des Rosiers
F-93585 Saint-Ouen, Cedex
FRANCE  (3)

Brigitte de Gastines (4)                      17,500             Less than 1%

Howard S. Breslow (5)(6)                      36,320             Less than 1%

Frederick H. Fruitman (6)                     65,679             Less than 1%

Jean-Louis Bodmer (4)                          7,500             Less than 1%

Eric Cachart                                       -                        -

Victor L. Cisario (7)                         79,400                     1.1%

Stephan B. Sigaud (8)                         75,000                     1.0%

Kenneth A. Ash (9)                            81,000                     1.1%

Peter M. Carley (10)                          55,000             Less than 1%

Furman Selz SBIC, L.P.                       900,000                    11.2%
230 Park Avenue
New York, NY  10169 (11)
                                              54,000             Less than 1%
Peter J. Fiorillo
236 East Granada Avenue
Lindenhurst, NY 11757 (13)

All executive officers and directors       1,532,653                    19.7%
as a group (10 persons)(12)

(1) Unless otherwise indicated below, all shares of Common Stock are owned beneficially and of record.

(2)  Includes 344,000 shares issuable under outstanding options.

(3) Includes the 422,222 shares issuable under outstanding warrants held by SVP, S.A., the 2,158,100 shares of Common Stock owned by SVP, S.A. and the 494,763 shares of Common Stock owned by SVP International. SVP, S.A. and SVP International are subsidiaries of Amalia S.A. Brigitte de Gastines owns in excess of 99% of the stock of Amalia S.A. In addition, Ms. de Gastines is President, General Manager and a director of SVP, S.A., and General Manager of SVP International. The shares owned by Amalia S.A. are not shown in the table as being owned by Ms. de Gastines.

(4)  Includes 7,500 shares issuable under outstanding options.

(5) Includes all of the 13,820 shares of Common Stock owned by record of Breslow & Walker LLP, a law firm in which Mr. Breslow is a partner.

(6)  Includes 17,500 shares issuable under outstanding options.

(7)  Includes 72,000 shares issuable under outstanding options.

(8)  Includes 75,000 shares issuable under outstanding options.

(9)  Includes 61,000 shares issuable under outstanding options.

(10) Includes 54,000 shares issuable under outstanding options.

(11) Includes all of the 900,000 shares issuable under outstanding warrants.

(12) Includes 656,000 shares issuable under outstanding options.

(13) Employment terminated on September 30, 1998.

                             EXECUTIVE COMPENSATION

         The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to the Company's Chief Executive Officer and to each of the Company's executive officers (other than the Chief Executive Officer) who received salary and bonus payments in excess of $100,000 during the year ended December 31, 1998 (collectively, the "Named Executive Officers"):

                                                                                              LONG TERM COMPENSATION
                                                                               -------------------------------------------------
                                    ANNUAL COMPENSATION                                 AWARDS                    PAYOUTS
                            --------------------------------                   ----------------------------   ------------------
                                                                                               SECURITIES
        NAMES AND                                                 OTHER        RESTRICTED      UNDERLYING        LTIP      ALL
        ---------                                                 ------       -----------     ----------        ----      ---
        PRINCIPAL                       SALARY        BONUS       ANNUAL             STOCK        OPTIONS      PAYOUT    OTHER
        ----------                      ------        -----       ------             -----        -------      ------    -----
        POSITIONS           YEAR           ($)          ($)        COMP.        AWARDS ($)        (#) (1)         ($)    COMP.
        ---------           ----           ---          ---        -----        ----------        -------         ---    -----
ANDREW P. GARVIN            1998       264,171       50,000            -                 -              -           -        -
PRESIDENT, CHIEF            1997       253,867       50,000            -                 -              -           -        -
EXECUTIVE OFFICER           1996       251,256       12,500            -                 -        350,000           -        -
AND DIRECTOR

VICTOR L. CISARIO           1998       118,333        8,500            -                 -         60,000           -        -
VICE PRESIDENT,             1997       109,144        7,660            -                 -          5,000           -        -
CHIEF FINANCIAL             1996        90,025        3,859            -                 -          5,000           -        -
OFFICER, SECRETARY AND
TREASURER (2)

STEPHAN B. SIGAUD           1998       133,958          200            -                 -         50,000           -        -
VICE PRESIDENT -            1997       114,227       39,160            -                 -              -           -        -
CLIENT SERVICES (2)         1996       100,000       21,571            -                 -              -           -        -

KENNETH A. ASH              1998       143,750       83,647            -                 -         60,000           -        -
VICE PRESIDENT -            1997       125,000       50,000            -                 -              -           -        -
INTERNATIONAL STRATEGIC     1996       125,000       42,000            -                 -              -           -        -
RESEARCH (2)

PETER J. FIORILLO           1998       142,500        9,000            -                 -              -           -        -
EXECUTIVE VICE PRESIDENT,   1997       185,671       11,500            -                 -              -           -        -
CHIEF OPERATING OFFICER,    1996       154,476       12,000            -                 -        125,000           -        -
CHIEF FINANCIAL OFFICER,
CHIEF INFORMATION OFFICER,
TREASURER AND SECRETARY
(3)

---------------------
(1)  Options to acquire Common Stock.
(2)  Named executive officer of the Company on October 5, 1998
(3)  Employment terminated on September 30, 1998.

                            OPTION GRANTS DURING 1998

         The following table provides information related to options granted to the Named Executive Officers during the year ended December 31, 1998:

                                                                                           POTENTIAL REALIZABLE VALUE AT
                                                                                              ASSUMED ANNUAL RATES OF
                                                                                            STOCK PRICE APPRECIATION FOR
                                               INDIVIDUAL GRANTS                                   OPTION TERM(1)
                                ----------------------------------------------------------    -------------------------
                                                   % OF TOTAL
                                OPTION/SARS    OPTIONS GRANTED     EXERCISE OR
                                    GRANTED    TO EMPLOYEES IN       BASE PRICE    EXPIRATION
NAME                                 (#)(2)        FISCAL YEAR          $/SHARE          DATE       5%($)          10%($)
----                               --------        -----------        ---------          ----       -----          ------

ANDREW P. GARVIN                          -                 -               -              -          -               -

VICTOR L. CISARIO                    10,000               2.8%        1.21875        4/21/03   3,367.18        7,440.59

                                     50,000              14.2%           0.75        10/5/03  10,360.56       22,894.13

STEPHAN B. SIGAUD                    50,000              14.2%           0.75        10/5/03  10,360.56       22,894.13

KENNETH A. ASH                        7,500               2.1%        1.21875        4/21/03   2,525.39        5,580.44

                                      2,500               0.7%         1.0625        6/30/03     733.87        1,621.67

                                     50,000              14.2%           0.75        10/5/03  10,360.56       22,894.13

PETER J. FIORILLO                         -                  -              -              -          -               -
                                                ---------------------------------------------


(1) The potential realizable value portion of the foregoing table illustrates value that might be received upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Common Stock over the term of the options. These numbers do not take into account provisions of certain options providing for termination of the option following termination of employment.

(2) Represent number of shares of Common Stock underlying stock options. The exercise prices equal the fair market of the Common Stock on the date of grant.

                          OPTION EXERCISES DURING 1998
                           AND YEAR END OPTION VALUES

The following table provides information related to options exercised by the Named Executive Officers during the year ended December 31, 1998 and the number and value of options held at year end. The Company does not have any outstanding stock appreciation rights

                                                               NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED                    IN-THE-MONEY
                                                                    OPTIONS                              OPTIONS
                                                             AT FISCAL YEAR END (#)              AT FISCAL YEAR END ($)(1)
                                                             ----------------------               -------------------------
                                 SHARES
                              ACQUIRED ON       VALUE
NAME                            EXERCISE       REALIZED      EXERCISABLE      UNEXERCISABLE     EXERCISABLE      UNEXERCISED
----                            --------       --------      -----------      -------------     -----------      -----------
                                   (#)            ($)
ANDREW P. GARVIN                   -               -          150,500           255,000             -               -

VICTOR L. CISARIO                  -               -           10,000            62,000             -               -

STEPHAN B. SIGAUD                  -               -           27,000            48,000             -               -

KENNETH A. ASH                     -               -            5,000            56,000             -               -

PETER J. FIORILLO                4,000           3,500            -                -                -               -

-------------------------
(1) The closing sale price of the Company's Common Stock as reported by NASDAQ on December 31, 1998 was $0.75. Value is calculated on the difference between the option exercise price of in-the-money options and $0.75 multiplied by the number of shares of Common Stock underlying the option.


                        --------------------------------

                        EMPLOYMENT AND RELATED AGREEMENTS

         On January 1, 1996, the Company entered into an Employment Agreement with Andrew P. Garvin commencing on January 1, 1996 and terminating on December 31, 2001 (the "Employment Agreement"). Such Employment Agreement was amended and restated on December 12, 1996. The Employment Agreement provides for a base salary of $250,000 which will be adjusted each January 1 for a cost of living increase based on the Consumer Price Index for New York City for the twelve month period immediately preceding such January 1 date. Mr. Garvin will also be entitled to additional increases in base salary as may be determined from time to time by the Board of Directors or any compensation committee appointed by the Board of Directors. Mr. Garvin received a $12,500 signing bonus upon execution of the Employment Agreement. In addition, Mr. Garvin will be entitled to receive performance bonuses equal to 10% per annum of the pre-tax profits of the Company in excess of $1,000,000 for each of the years ended December 31, 1996, 1997, 1998, 1999, 2000, and 2001. The Employment Agreement limits the bonus to $250,000 in any year, and states that Mr. Garvin is entitled to receive a cash bonus of $50,000 in each of January 1997 and January 1998.

         The Employment Agreement provides that (I) if Mr. Garvin voluntarily leaves the employ of the Company on account of the Company being acquired and its principal office being moved to a location which is greater than 50 miles from New York City; and (II) if Mr. Garvin voluntarily leaves the employ of the Company on account of a Change in Control, then, in each such case, he shall be entitled to receive the compensation described in the immediately preceding paragraph for the balance of the term; provided, however, that if such termination occurs at a time when there is less than one year left in the term, the compensation shall continue for a period of two years from the date of termination on the same basis that the employee received compensation during the last year of the term. Change of control is defined in the Employment Agreement to include the acquisition by a party of 30% or more of the outstanding shares of Common Stock of the Company or a change in the majority of the Incumbent Board of Directors (as defined in the Employment Agreement). In the event that the Company terminates Mr. Garvin's employment for cause, and a court of law or other tribunal ultimately determines that such termination was without cause, then he shall be entitled to receive double the amount of compensation described above until the end of the term. Mr. Garvin has agreed to a non-competition covenant for a period of two years after the term of the Employment Agreement.

         During October 1998, Mr. Garvin's contract was amended to provide that any time after 1999 Mr. Garvin may elect to voluntarily leave the employ of the Company and receive the balance of his contract for the remaining term of his employment contract. The term of the contract runs through 2001. Mr. Garvin's salary for 1999 is $266,592. Additionally, concurrent with the amendment to his contract, Mr. Garvin relinquished 75,000 options previously granted him in connection with his employment contract. The vesting and pricing of said options was contingent upon the Company meeting certain earnings levels over the life of his employment contract. To date the earnings levels were not met, and accordingly, the exercise price of those options had not yet been set.

         The Company has entered into a deferred compensation agreement with Mr. Garvin, which provides for a schedule of payments to him or his designated beneficiary(ies). The agreement entered into in 1984 provides that in the event during the course of employment Mr. Garvin (I) dies, (II) becomes totally disabled or (III) elects to retire after June 30, 1994 and prior to age 65, he or, in the event of death, his designated beneficiaries, shall receive monthly payments ranging from $1,250 to $1,800 for a period of ten years from the date of death, disability or retirement. In the event Mr. Garvin retires at age 65 or over, Mr. Garvin shall receive $4,750 per month for ten years from the date of his retirement.

         The Company entered into an additional Deferred Compensation Agreement with Mr. Garvin in 1990. Pursuant thereto, in the event during the course of employment Mr. Garvin (I) dies, (II) becomes totally disabled or (III) elects to retire after July 25, 1992 and prior to age 65, he or, in the event of death, his designated beneficiary(ies), shall receive monthly payments ranging from $618.81 to $2,351. These payments are to continue for a period of ten years from the date of death, disability or retirement. In the event he retires at age 65 or over, Mr. Garvin shall receive $2,475.24 per month for ten years from the date of his retirement. The benefits under the two agreements are cumulative.

         Peter J. Fiorillo resigned as a member of the Board and as the Company's Chief Operating Officer and Chief Financial Officer, effective September 30, 1998. In connection with his severance agreement, coupled with the signing of a release and agreement not to compete dated October 5, 1998, and the immediate return of his outstanding options, Mr. Fiorillo will be receiving his then current compensation, including benefits, for the next two years. Accordingly, the Company accrued $475,000 for severance and related costs to selling, general and administrative expenses at September 30, 1998.

         Severance arrangements for members of the Operating Management Group ("OMG") (i.e. Messrs. Sigaud, Cisario, Ash and Carley) were adopted by the Board of Directors on April 22, 1999, providing for (a) a normal severance benefit of nine (9) months, which would be increased to one (1) year after the employee has served as a member of the OMG for a continuous period of two (2) years, in the event the employee's services are terminated by the Company without cause, and
(b) a severance benefit of one (1) year in the event the separation from service is due to (I) a change-in-control, and (II) the employee suffers, within one (1) year thereafter, either (A) a decrease in responsibilities, or (B) an office change of at least 50 miles, or (C) a reduction in compensation, or (D) a termination of employment other than for cause. The agreements have not yet been signed.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company did not have a Compensation  Committee during 1998.  Andrew
P. Garvin, the President and Chief Executive Officer and a director of the Company during such period, participated in deliberations of the Company's Board of Directors concerning executive officer compensation. There were no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the executive officers of the Company.

           REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         The Company operates in the Consulting and Business Advisory industry and must attain high levels of quality in the servicing of its clients. In order to succeed, the Board believes that it must be able to attract and retain qualified experienced executives. To achieve this goal, the Company has offered competitive executive compensation to attract and retain key executives with relevant experience in the Consulting and Business Advisory industry or in growth companies in related industries. Executive compensation has also been structured to align management's interests with the success of the Company by making a portion of compensation dependant on long term success of the Company.

         During 1998, the entire Board of Directors held primary responsibility for determining executive compensation levels. The Board as a whole has maintained a philosophy that compensation of executive officers should be directly linked to operating achievements and, to a lesser extent, stock performance. Base salaries for executive officers are determined initially by the Board of Directors by evaluating the responsibilities of the position, the experience of the individual, internal comparability considerations, as appropriate, the competition in the marketplace for management talent, and the compensation practices among public companies of the size of, or in businesses similar to, the Company. Salary adjustments are determined and normally made at twelve-month intervals. The compensation of Andrew P. Garvin, the Company's President and Chief Executive Officer, is fixed pursuant to an Employment Agreement (see "Employment and Related Agreements").


Andrew P. Garvin                    Frederick H. Fruitman
Brigitte de Gastines                Jean-Louis Bodmer
Howard S. Breslow                   Eric Cachart

        PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO EFFECT THE
                               REVERSE STOCK SPLIT

REASON FOR SUBMISSION TO SHAREHOLDERS

         This proposal is being submitted to shareholders to satisfy the requirements of the New York Business Corporation Law in the event the Board of Directors of the Company decides to effectuate a Reverse Stock Split. The decision as to whether to effectuate a Reverse Stock Split will be entirely that of the Board of Directors of the Company. A copy of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Exhibit A.

REASON FOR A REVERSE STOCK SPLIT

         The principal reason to effectuate a Reverse Stock Split is to increase the price per share of Common Stock. The Company anticipates, but there can be no assurance, that a Reverse Stock Split will result in a higher share price and will enable the Common Stock to maintain its listing on the NASDAQ Stock Market, for which a minimum $1.00 bid price is required. There can be no assurance, however, that a higher price will result from a Reverse Stock Split, that the share price can be maintained at a level above a $1.00 bid price, or that the Company will continue to be in compliance with all other requirements for listing on the NASDAQ Stock Market. The Company also believes that the higher share price which may result from a Reverse Stock Split will help to generate interest in the Company among investors. Unless the Company's share price is at a level that would cause the Company to lose its NASDAQ Stock Market listing, it is unlikely that a Reverse Stock Split will be effectuated.

FRACTIONAL SHARES

         No fractional shares of Common Stock or scrip representing fractional shares of Common Stock will be issued in connection with a Reverse Stock Split. In lieu of issuing fractional shares, each fractional share will be rounded up to the next highest whole share of Common Stock.

EFFECTS OF A REVERSE STOCK SPLIT

         The Company currently is authorized to issue 20,000,000 shares of Common Stock, of which 7,121,669 shares of Common Stock are issued and outstanding. There also are outstanding options and warrants to purchase 2,511,335 shares of Common Stock. Upon the effectiveness of a Reverse Stock Split, the number of shares owned by each holder of Common Stock shall be reduced by the ratio of a minimum of 2 to 1 and a maximum of 5 to 1, so that each such shareholder will thereafter own one share of Common Stock for every 2 or 3 or 4 or 5 shares of Common Stock he or she owned immediately prior to the Reverse Stock Split.

         The Reverse Stock Split, if any, will be a minimum of 1 for 2 (with the final determination to be based upon the price of Common Stock at the time of the Reverse Stock Split). Assuming a 1 for 2 Reverse Stock Split, the principal effect of the Reverse Stock Split will be that (I) the number of shares of Common Stock issued and outstanding will be reduced from 7,121,669 shares to approximately 3,560,835 shares, and (II) all outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options and warrants, one-half of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split. A Reverse Stock Split will not alter the percentage ownership interest in the Company of any shareholder, except to the extent that the Reverse Stock Split results in a shareholder of the Company owning a fractional share (see "Reverse Stock Split - Fractional Shares"). Voting and other rights accompanying the Common Stock will not be altered.

         Pursuant to a Reverse Stock Split, the par value of the Company Stock will remain $0.0001 per share. As a result, on the effective date of any Reverse Stock Split, the stated capital on the Company's balance sheet attributable to the Common Stock will be reduced to one-half of its present amount (assuming a 1 for 2 Reverse Stock Split), and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced.

         A Reverse Stock Split could result in shareholders holding odd-lots (lots less than 100 shares), the sale of which could result in higher transaction costs.

EXCHANGE OF SHARES

         A Reverse Stock Split will be effective at the close of business on the date of filing of the appropriate certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of New York, unless the Company specifies otherwise. The record date for the Reverse Stock Split will be the effective date of the amendment to the Certificate of Incorporation (the "Record Date"). On or about the Record Date, notice of the Reverse Stock Split (the "Split Notice") will be mailed to each shareholder of record at the most recent address of such shareholder appearing on the Company's records. The Split Notice shall be accompanied by a Letter of Transmittal and shall request that each shareholder surrender his or her existing stock certificate(s) (the "Old Certificate") evidencing ownership of the pre-Reverse Stock Split Common Stock (the "Old Common Stock"), together with the Letter of Transmittal, to American Securities Transfer Company to be exchanged for a new stock certificate(s) evidencing ownership of the number of shares of Common Stock resulting from the Reverse Stock Split (the "New Common Stock"). From and after the Record Date, all Old Certificates will be deemed to represent only that number of shares of New Common Stock resulting from the Reverse Stock Split.

FEDERAL INCOME TAX CONSEQUENCES

         The Company believes that the federal income tax consequences of a Reverse Stock Split will be as follows:

(i) Except as explained in (v) below, no income gain or loss will be recognized by shareholders on the surrender of their Old Common Stock or the receipt of their New Common Stock.

(ii) Except as explained in (v) below, the tax basis of the New Common Stock will equal the tax basis of the Old Common Stock exchanged therefor.

(iii) Except as explained in (v) below, the holding period of the New Common Stock will include the holding period of the Old Common Stock if such shares were held as capital assets.

(iv) The conversion of the Old Common Stock into New Common Stock will produce no taxable income or gain or loss to the Company.

(v) The federal income tax treatment of the receipt of the additional fractional interest by a shareholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

         The foregoing summary represents the Company's opinion only and is based on the existing provisions of the Internal Revenue Code of 1986, as amended, and existing administrative interpretations thereof, any of which may be revised retroactively. The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

         The state and local tax consequences of a Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he/she resides. Shareholders are urged to consult their own tax advisors with respect to the federal, state and local tax consequences of the Reverse Stock Split.

NO RIGHT OF APPRAISAL

         Under the New York Business Corporation Law, dissenting shareholders are not entitled to appraisal rights with respect to the Company's proposed amendment to the Certificate of Incorporation to effect a Reverse Stock Split, and the Company will not provide shareholders with any such right.

VOTING REQUIREMENTS

         Approval of the Proposal for the Reverse Stock Split requires the affirmative vote of the holders of stock representing a majority of the votes entitled to be cast at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

                             STOCK PERFORMANCE CHART

         The following chart compares the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock for a period of five years ended December 31, 1998, with the cumulative total return of the NASDAQ Stock Market Index (U.S. companies), a broad market index, prepared for NASDAQ by the Center for Research in Securities Prices ("CRSP") at the University of Chicago, and the Peer Group Index, an index prepared by CRSP made up of the selected NASDAQ traded companies. The comparison for each of the periods assumes that $100 was invested on December 31, 1993, in each of the Common Stock of the company, the stocks included in the NASDAQ Stock Market Index (U.S. Companies) and the stocks included in the Peer Group Index. These indices which reflect the assumption of reinvestment of dividends, do not necessarily reflect returns that could be achieved by individual investors.







              The following represents a chart in the printed piece



                                      CRSP NASDAQ
                   FIND.SVP, Inc   Stock Market Index   Peer Group Index
                        (2)             (2)(3)              (1)(2)

12/31/1993             100.0             100.0             100.0
12/31/1994             126.9              97.8             117.9
12/31/1995             123.1             138.3             166.7
12/31/1996             111.5             170.0             222.8
12/31/1997              46.2             208.3             245.2
12/31/1998              46.2             293.5             238.4


1. The Peer Group Index consists of NASDAQ Stocks in SIC#8740-8749(U.S. companies).
2. Annualized returns for FIND/SVP, Inc., the CRSP Index for NASDAQ Stock Market (U.S. and foreign) and the Peer Group Index are comprised of total market return for all stocks in the index.
3. The CRSP Index for the NASDAQ Stock Market (U.S. companies) includes total returns on all domestic common shares and ADR's traded on the NASDAQ National Market and NASDAQ Small-Cap Market and is comprised of their annualized total market return.

                               -------------------

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since 1971, the Company has been a licensee of SVP International. Pursuant to this license agreement, the Company pays royalties to SVP
International  for  the  use  of the  SVP  name  and  participation  in the  SVP
International network. SVP International is a subsidiary of Amalia S.A., a principal shareholder of the Company. The accrued royalties payable as of December 31, 1998 to SVP International were approximately $142,000.

         On January 15, 1998, the Company entered into an agreement with SVP, S.A., an affiliate of SVP International, pursuant to which SVP, S.A. purchased 800,000 shares of Common Stock at $1.25 per share for an aggregate of $1,000,000. The transaction was completed in two parts. The Company issued 600,000 shares of Common Stock and a $250,000 Convertible Note in January 15, 1998, pending the availability of shares for issuance. The Note converted into 200,000 shares of Common Stock on February 20, 1998, when those shares became available for issuance. With this transaction, SVP International and its affiliates own approximately 37% of then outstanding shares of Common Stock, excluding outstanding warrants.

         Howard S. Breslow, a director of the Company, is a member of Breslow & Walker LLP, counsel to the Company. During 1998, Breslow & Walker LLP received legal fees of $130,342.

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         On April 22, 1999, the Board of Directors, upon the recommendation of the Audit Committee, selected the accounting firm of Deloitte & Touche LLP to serve as independent accountants of the Company to perform the annual audit for year ending December 31, 1999 (Deloitte & Touche LLP accepted their appointment on May 4, 1999) and proposes the ratification of such decision. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting. He or she will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate shareholder questions.

         KPMG LLP ("KPMG") served as independent accountants of the Company for the year ended December 31, 1998. On April 22, 1999, the Company dismissed KPMG as its independent accountants. This decision was approved by the Board of Directors upon recommendation of the Audit Committee. There have been no disagreements with KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, or any reportable events during the two most recent fiscal years and through April 22, 1999. Also, KPMG's reports on the financial statements of the Company for the past two years have contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. No representatives of KPMG are expected to be present at the annual meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 1999.

                                  SECTION 16(A)

                    BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's officers, directors and beneficial owners of more than 10% of any class of its equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 ("Reporting Persons") are required under that Act to file reports of ownership and changes in beneficial ownership of the Company's equity securities with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company pursuant to that Act, the Company believes that during fiscal year ended December 31, 1998, all filing requirements applicable to Reporting Persons were complied with, except that Form 3 Initial Statements of Beneficial Ownership of Securities for Victor Cisario, Peter Carley, Ken Ash and Stephan Sigaud, Officers of the Company, which were due on November 10, 1998, were filed on November 19, 1998.

                              SHAREHOLDERS PROPOSAL

         Shareholders who wish to present proposals for action at the 2000 Annual Meeting of Shareholders should submit their proposals in writing to the Secretary of the Company at the address of the Company set forth on the first page of this Proxy Statement. Proposals must be received by the Secretary no later than January 19, 2000 for inclusion in next year's proxy materials. Shareholders who intend to present a proposal at the Company's 2000 Annual Meeting of Shareholders without inclusion of such a proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than April 11, 2000. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                          ANNUAL REPORT TO SHAREHOLDERS

         The Annual Report to Shareholders of the Company for the year ended December 31, 1998, including audited financial statements, has been mailed to the shareholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

                                  OTHER MATTERS

         The Board of Directors of the Company does not know of any other matters that are to be presented for action at the Annual Meeting of Shareholders. If any other matters are properly brought before the meeting or any adjournment thereof, the persons named in the enclosed proxy will have the discretionary authority to vote all proxies received with respect to such matters in accordance with their best judgments.

                                          By Order of the Board of Directors

                                          /s/ VICTOR L. CISARIO
                                          ---------------------------------
                                          Victor L. Cisario, Secretary


New York, New York
May 27, 1999

SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

                                    EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                     TO THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 FIND/SVP, INC.


                            UNDER SECTION 805 OF THE
                            BUSINESS CORPORATION LAW

                      ------------------------------------

         The undersigned, being the President and Secretary, respectively, of FIND/SVP, Inc. (the "Corporation"), pursuant to Section 805 of the New York Business Corporation Law, do hereby certify as follows:

         FIRST: The name of the Corporation is FIND/SVP, INC. and the name under which it was formed is Information Clearing House, Inc.

         SECOND: The Certificate of Incorporation of the Corporation was originally filed by the department of state on November 10, 1969.

         THIRD: The Certificate of Incorporation of the Corporation, as now in full force and effect, is hereby amended as authorized by Section 801 of the New York Business Corporation Law to (a) change the _____________ shares of common stock, par value $.0001 per share, presently issued and outstanding into ____________ shares of common stock, par value $.0001 per share, on the basis of one share of common stock, par value $.0001 per share, for each ________ shares of common stock, par value $.0001 per share, presently issued and outstanding, and (b) reduce the stated capital by virtue of such change. The presently authorized but unissued ________ shares of Common Stock, par value $.0001 per share, shall not be changed but shall remain as authorized but unissued shares of Common Stock, par value $.0001 per share, of the Corporation.

         FOURTH: The stated capital of the Corporation is reduced from $________ to $________ by a change of issued shares under subparagraph (b)(11) of Section 801 of the New York Business Corporation Law.

         FIFTH: The shares of common stock, par value $.0001 per share, which are no longer issued and outstanding by virtue of the change effected hereby are hereby cancelled and restored to the status of authorized but unissued shares.

         SIXTH: This Certificate of Amendment to the Certificate of Incorporation was authorized by vote of a majority of the Board of Directors of the Corporation followed by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.


         IN WITNESS WHEREOF, we have executed this Certificate in the name and on behalf of FIND/SVP, Inc., on the ___ day of ________, 1999, and do affirm, under the penalties of perjury, that the statements contained herein have been examined and are true, correct and complete.

                                           FIND/SVP, INC.

                                           By:
                                              ------------------------
                                              Andrew P. Garvin
                                              President


                                           By:
                                              -------------------------
                                              Victor L. Cisario
                                              Secretary

PROXY

                                 FIND/SVP, INC.
               625 Avenue of the Americas New York, New York 10011
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, acknowledging receipt of the proxy statement dated May 27, 1999 of FIND/SVP, Inc., hereby constitutes and appoints Andrew P. Garvin and Victor L. Cisario, and each or any of them, attorney, agent and proxy of the undersigned, with full power of substitution to each of them, for and in the name, place and stead of the undersigned, to appear and vote all the shares of stock of FIND/SVP, Inc., standing in the name of the undersigned on the books of said corporation on May 20, 1999 at the Annual Meeting of Shareholders of FIND/SVP, Inc., to be held at the Hotel Inter-Continental, 111 E. 48 St., New York City, New York, on July 9, 1999 at 9:15 a.m., New York City time, and any and all adjournments thereof.

       When properly executed, this proxy will be voted as designated by the undersigned. If no choice is specified, the proxy will be voted FOR the election of directors and FOR the following proposals, which are set forth in the Proxy Statement.

1.  ELECTION OF DIRECTORS

         (  )     FOR all nominees listed below
                  (except as written in on the line below)

                  Andrew P. Garvin, Brigitte de Gastines,
                  Howard S. Breslow, Frederick H. Fruitman,
                  Jean-Louis Bodmer, Eric Cachart.

         (  )     WITHHOLD AUTHORITY

                  (  )     For ALL Nominees

                  (  )     For the individual(s) listed below
                           (Instruction: To withhold authority to vote for any individual nominee, please write in name on line below)

                  -------------------------------

         (  )     ABSTAIN


2. AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO EFFECT A ONE FOR TWO, ONE FOR THREE, ONE FOR FOUR OR ONE FOR FIVE REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF

          COMMON STOCK OF THE COMPANY, PAR VALUE $.0001 PER SHARE, EACH OF SUCH ALTERNATIVES TO BE APPROVED BY THE SHAREHOLDERS OF THE COMPANY AND ONE, IF ANY, OF SUCH APPROVED ALTERNATIVES TO BE CHOSEN BY THE BOARD OF DIRECTORS OF THE COMPANY

         (  )  FOR           (  )  AGAINST          (  )  ABSTAIN


3. PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1999.

         (  )  FOR           (  )  AGAINST          (  )  ABSTAIN


4. FOR SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.






                                                                         , 1999
                                                 ------------------------
                                                 Date


                                                 ------------------------
                                                 Signature



                                                 ------------------------
                                                 Signature, if held jointly


         Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.